Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NewAmsterdam Pharma Company N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Ordinary Shares, nominal value EUR 0.12	Rule 457(o)		(1)	(1)	—	—
	Other	Warrants to purchase ordinary shares, nominal value EUR 0.12	Rule 457(o)		(1)	(1)
	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(1)	$78,975,000	0.00015310	$12,091.08

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$78,975,000		$12,091.08

	Total Fees Previously Paid							$—

	Total Fee Offsets							$—

	Net Fee Due							$12,091.08

(1)

The Registrant previously registered the offer and sale of its securities, including ordinary shares, nominal value EUR 0.12 (the “Ordinary Shares”) and warrants to purchase Ordinary Shares, having a proposed maximum aggregate offering price of $400,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-280687), which was filed by the Registrant on July 3, 2024 and declared effective by the Securities and Exchange Commission on July 12, 2024 (the “Prior Registration Statement”). As of the date hereof, a balance of $400,000,000 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV(A) of Form S-3, the Registrant is hereby registering the offer and sale of an additional $78,975,000 of its Ordinary Shares and warrants to purchase Ordinary Shares representing no more than 20% of the maximum aggregate offering price of securities remaining available for issuance under the Prior Registration Statement. Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional securities of the Registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.